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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report): February 14, 2001

SUNHAWK.COM CORPORATION
(Exact Name of Registrant as Specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation)	001-15633 (Commission File No.)	91-1568830 (IRS Employer Identification No.)

223 TAYLOR AVENUE NORTH, SUITE 200
SEATTLE, WASHINGTON 98109
(206) 728-6063
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

ITEM 5. OTHER EVENTS

    On February 14, 2001, Sunhawk.com Corporation ("Sunhawk.com" or the "Registrant") issued a press release announcing that it had entered into an agreement to sell certain assets related to its digital sheet music business (the "DSM business"), net of related liabilities, to the Registrants' Chief Executive Officer in exchange for common shares held by the Officer, and other consideration.

    In the same release, Sunhawk.com also announced that it had signed a non-binding letter of intent to acquire A.N.N. Automation, Inc. The transaction is subject to the sale of the DSM business and to approval of both the Registrant's Board and its shareholders.

    In addition, Sunhawk.com reported the resignation of Paul Bandowski, a member of the Registrant's Board of Directors. The Director has not requested that the Registrant disclose the matters relating to his resignation.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (b)
  Exhibits

  99.1
  Press release dated February 14, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNHAWK.COM CORPORATION
Date: February 22, 2001	By:	/s/ MARLIN ELLER Marlin Eller Chief Executive Officer

INDEX TO EXIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
99.1	Press release dated February 14, 2001

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SIGNATURES
INDEX TO EXIBITS